EXHIBIT 99.1

Press Release	Source: Genesis Pharmaceuticals Enterprises, Inc.

Genesis Successfully Defends Multi-Million Dollar Arbitration Filed by CRG and CRGP; Related Parties Withdraw Remaining Demands for Arbitration Against Genesis

Monday February 9, 2009, 1:48 pm EST

LAIYANG, China, Feb. 9 /PRNewswire-Asia-FirstCall/ -- Genesis Pharmaceuticals Enterprises, Inc. (OTC Bulletin Board: GNPH - News; "Genesis" or the "Company"), a U.S. pharmaceutical company with its principal operations in the People's Republic of China, today announced that the American Arbitration Association ("AAA") rendered a decision rejecting requests by Capital Research Group, Inc. ("CRG") to award it $13.8 million and by Capital Research Group Partners, Inc. ("CRGP") to award it $13.7 million related to an alleged breach of three consulting agreements.

On February 2, 2009, after the arbitration panel heard CRG and CRGP's claims, and Genesis' counterclaims, the panel awarded a net total of $980,070.50 to CRG and CRGP jointly, representing less than four percent (4%) of the damages sought by Claimants. The AAA also denied the Claimants' requests for costs and pre-judgment interest, stating that once the award was satisfied, CRG and CRGP would have no further claims against Genesis stock or other property that were the subject of the arbitration.

A few days before the decision by the AAA, all remaining demands for arbitration filed against Genesis by related parties China West, LLC and China West II, LLC were withdrawn.

"While we are disappointed that any damages would be levied against the Company, we believe that this outcome has resulted in minimal negative impact on Genesis," said Mr. Wubo Cao, CEO of Genesis. "The successful defense of CRG and CRGP's claims, along with the withdrawal by China West and China West II of their remaining demands for arbitration will allow us to once again turn our full attention to managing and growing Genesis."

About Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Enterprises, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Northeast China in an Economic Development Zone in Laiyang City, Shandong province. Genesis is a major pharmaceutical company in China producing both western and Chinese herbal-based medical drugs in tablet, capsule, and granule form.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties Actual results may differ materially from anticipated or predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Genesis Pharmaceuticals Enterprises, Inc.
Ms. Elsa Sung, CFO
Phone:    +1-954-727-8435
Email:    elsasung@jiangbo.com
Web site: http://www.genesispharmaceuticals.com

CCG Investor Relations, Inc.
Mr. Crocker Coulson, President
Phone:    +1-646-213-1915
Email:    crocker.coulson@ccgir.com
Web site: http://www.ccgirasia.com